EXHIBIT 5


                       OPINION OF THELEN REID & PRIEST LLP


                                        New York, New York
                                        September 6, 2000


Equidyne Corporation
238 Littleton Road
Westford, MA  01886

          Re:  Registration Statement on Form SB-2
               -----------------------------------

Gentlemen:

     We have acted as counsel to Equidyne Corporation., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") with respect to (i) the registration under the Securities Act of 1933, as amended (the "Act") of 30,000 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), issuable upon the exercise of options (the "Wall Street Group Options") granted under a Stock Option Agreement, dated October 15, 1999 between the Company and the Wall Street Group, Inc. (the "Wall Street Group Stock Option Agreement"), (ii) the registration under the act of 25,000 shares of Common Stock issuable upon the exercise of options (the "Chautin Options") granted under a Stock Option Agreement, dated June 8, 2000 between the Company and Jason A. Chautin (the "Chautin Stock Option Agreement"), (iii) the registration under the Act of 62,500 shares of Common Stock issuable upon the exercise of options (the "Lamberson Options") granted to Jeffrey Lamberson and 62,500 shares of Common Stock granted to Richard Carpenter (the "Carpenter Options") issuable upon the exercise of options granted under a Consulting Agreement, dated June 8, 2000 between the Company and American Financial Communications (the "AFC Consulting Agreement"), and (iv) the registration under the Act of 62,500 shares of Common Stock issued in various private placements (the "Private Placements").

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof; (iii) the Wall Street Group Stock Option Agreement; (iv) the Chautin Stock Option Agreement, (v) the AFC Consulting Agreement; (vi) agreements and documents relating to the Private Placements;
(vii) the resolutions adopted by the Board of Directors of the Company relating to the foregoing and (viii) such other documents, certificates or other records as we have deemed necessary or appropriate. With respect to any documents or other corporate records we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

Equidyne Corporation                     -2-                   September 6, 2000


(1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(2) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Wall Street Group Options will be duly authorized, validly issued, fully paid and non-assessable when the Wall Street Group Options are duly exercised, and the exercise price shall have been paid for the shares of Common Stock in accordance with the terms of the Wall Street Group Stock Option Agreement.

(3) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Chautin Options will be duly authorized, validly issued, fully paid and non-assessable when the Chautin Options are duly exercised, and the exercise price shall have been paid for the shares of Common Stock in accordance with the terms of the Chautin Stock Option Agreement.

(4) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Lamberson Options and the Carpenter Options will be duly authorized, validly issued, fully paid and non-assessable when the Lamberson Options and the Carpenter Options are duly exercised, and the exercise price shall have been paid for the shares of Common Stock in accordance with the terms of the AFC Consulting Agreement.

(5) The shares of Common Stock included in the Registration Statement which are presently issued and outstanding were duly authorized, validly issued and are fully paid and non-assessable.

     We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to, any laws other than the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/Thelen Reid & Priest LLP

                                        THELEN REID & PRIEST LLP